UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2014

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, Dr. Thomas Caulfield notified PDF Solutions, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors effective as of May 14, 2014. Dr. Caulfield is resigning because he is joining the executive team at GLOBALFOUNDRIES, Inc., one of the Company’s key customers, and not as a result of any dispute regarding the Company’s operation, policies or practices.

At this time, the Board is not nominating a replacement Class I director for election at the 2014 Annual Meeting. Other than Dr. Caulfield, the Class I nominees named in the 2014 Proxy Statement will stand for election at the meeting. Notwithstanding Dr. Caulfield’s resignation and withdrawal, the form of proxy card included in the Company’s definitive proxy materials remains valid. However, any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining two Class I nominees, as named in the 2014 Proxy Statement, and any votes that are or have been submitted with instruction to vote for Dr. Caulfield will be disregarded. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Gregory Walker
Gregory Walker
VP, Finance and CFO

Dated:  May 14, 2014